UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2009

IX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-151381	36-4620445
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
(Address of principal executive offices) (zip code)

(212) 682-5068
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 30, 2009, and as a result of comments raised by the Securities and Exchange Commission pertaining to its pending Registration Statement on Form S-1, the management of IX Energy Holdings, Inc. (the “Company”) concluded that the audited consolidated financial statements for the year ended December 31, 2008 included in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2009 should no longer be relied upon. The Company previously issued common stock at a valuation per share that was not reflective of the fair value of these issuances.  The Company has retroactively considered various factors, including the timeline of events within the Company’s evolution, status as a private company at the date of these issuances, valuation of stock issued to third parties for services rendered, and the raising of cash proceeds in a private placement during 2008. The Company will  restate its financials for the year ended December 31, 2008 to reflect a more accurate fair value of the common stock issued. . The Company has presented the restated financial statements in an amendment to its Registration Statement on Form S-1 filed with the SEC on October 7, 2009 and January 26, 2010 and will file an amendment to its Form 10-K for the fiscal year ended December 31, 2008 as soon as practicable.

The Company’s management has apprised the Company’s Board of Directors and has discussed the matters disclosed in this 8-K with its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IX Energy Holdings, Inc.

Dated: January 26, 2010	By:	/s/ Steven Hoffman
Name: Steven Hoffman
Title: Chief Executive Officer